Exhibit 10.30

ACKNOWLEDGMENT AND ASSUMPTION AGREEMENT

          THIS ACKNOWLEDGMENT AND ASSUMPTION AGREEMENT ("Agreement") is made and entered into as of the 27th day of October, 2004, by and between GOLD BANK, a Kansas banking corporation ("Gold Bank"), and the FEDERAL HOME LOAN BANK OF ATLANTA, a corporation organized and existing under the laws of the United States of America ("Bank').

WITNESSETH:

          WHEREAS, Gold Bank, a Florida banking corporation ("Gold Bank–FL") merged into Gold Bank on August 31, 2004 (the "Merger"), and the consolidated entity will operate under the charter and name of Gold Bank, which is a member of the Federal Home Loan Bank of Topeka, a corporation organized and existing under the laws of the United States of America;

          WHEREAS, Gold Bank-FL's status as a member of the Bank terminated at the time of the Merger;

          WHEREAS, Gold RE Holdings–III, LLC, a Florida limited liability company and an affiliate of Gold Bank–FL ("Gold Bank–FL Affiliate"), merged into Gold RE Holdings–I, LLC, a Delaware limited liability company and an affiliate of Gold Bank ("Gold Bank Affiliate"), on August 31, 2004, and the consolidated entity will operate under the articles of organization and name of Gold RE Holdings–I, LLC as an affiliate of Gold Bank;

          WHEREAS, Gold Bank–FL and Bank entered into that certain Agreement for Advances and Security Agreement with Blanket Floating Lien, dated as of December 21, 1994, between Gold Bank–FL (then named American Bank of Bradenton) and Bank, as amended by Addendum to "Agreement for Advances and Security Agreement with Blanket Floating Lien" dated December 2, 1996 (collectively, the "Advances and Security Agreement") and. that certain Joinder Agreement, dated as of December 31, 2003, between Gold Bank–FL, Gold Bank–FL Affiliate and Bank (the "Joinder Agreement");

          WHEREAS, the parties desire to acknowledge and confirm that Gold Bank–FL's rights and obligations relating to or arising under the Advances and Security Agreement have been transferred to and assumed by Gold Bank, and to set forth certain agreements and consents with respect to such transfer and assumption; and

          WHEREAS, the Bank has agreed to consent to the Merger, permit the assumption of the outstanding Obligations (as defined herein) by Gold Bank, and release certain collateral securing the Obligations, so long as Gold Bank agrees to the terms and conditions of this Agreement, including, without limitation, that Gold Bank pledge Capital Stock (as defined in the Advances and Security Agreement), Government and Agency Securities Collateral (as defined in the Advances and Security Agreement) and Other Securities Collateral (as defined in the Advances and Security Agreement) in accordance with the Bank's credit and collateral policies from time to time, to support the obligations of Gold Bank to the Bank.

          NOW, THEREFORE, for and in consideration of the foregoing premises, the agreements, representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Gold Bank and the Bank, the parties agree as follows:

          1. Representations and Warranties. Gold Bank hereby represents and warrants to the Bank as follows:

(a)
Gold Bank has all requisite power and authority to take any and all actions provided for in, or contemplated by, this Agreement. This Agreement has been duly and validly executed and delivered by Gold Bank, and this Agreement constitutes the valid and legally binding obligation of such party enforceable against Gold Bank in accordance with its terms.

(b)
Upon the assumption contemplated by-this Agreement, Gold Bank acknowledges receipt of the Advances and Security Agreement and Gold Bank hereby reaffirms, with respect to itself, each and every representation, warranty and covenant of Gold Bank-FL set forth in the Advances and Security Agreement.

(c)	Gold Bank is in compliance with all of its obligations under the Advances and Security Agreement.

(d)
After giving effect to the Bank's security interest in the New Collateral hereunder, Gold Bank has provided other collateral to the Federal Home Loan Bank of Des Monies which satisfies the applicable collateral maintenance requirements under that certain Agreement for Advances, Pledge and Security Agreement dated as of January 16, 1989 between Provident Savings and Loan Association and the Federal Home Loan Bank of Des Moines, and Gold Bank's execution, delivery and performance of its obligations under this Agreement are not expected to result in any breach of or default under such agreement.

(e)
After giving effect to the Bank's security interest in the New Collateral hereunder, Gold Bank has provided other collateral to the Federal Home Loan Bank of Topeka which satisfies the applicable collateral maintenance requirements under that certain Advance, Pledge and Security Agreement dated as of May 4, 2000 between Gold Bank and the Federal Home Loan Bank of Topeka, and Gold Bank's execution, delivery and performance of its obligations under this Agreement are not expected to result in any breach of or default under such agreement.

          2. Assumption of Obligations. Gold Bank expressly confirms and agrees that the amount of the outstanding advances obtained from the Bank as of the date hereof is $70,000,000.00, which amounts and maturity dates are more particularly described on Exhibit "A" attached hereto and incorporated by reference herein ("Advances"). Gold Bank expressly confirms and agrees that Gold Bank shall assume, pay, perform and observe each and every one of the covenants, promises, terms, conditions, obligations, duties and liabilities of Gold Bank–FL under the Advances and Security Agreement, including, without limitation, the payment and performance of all Advances (collectively, the "Obligations"). The assumed Advances shall be "Advances" and the Obligations shall be "Indebtedness" for all purposes under the Advances and Security Agreement.

           3. Security for Obligations. Gold Bank expressly confirms and agrees that the payment and performance by Gold Bank of the Advances and the Obligations shall be secured by the Advances and Security Agreement and the Capital Stock, Government and Agency Securities Collateral and Other Securities Collateral pledged thereunder. In furtherance of the preceding sentence, Gold Bank hereby assigns, transfers and pledges to the Bank, and grants the Bank a security interest in, all of Gold Bank's right, title and interest in and to the following property, whether now owned or existing or hereafter acquired or arising (collectively, the "New Collateral'): (i) the Capital Stock, the Government and Agency Securities Collateral and the Other Securities Collateral specified in writing to the Bank as Collateral (as defined in the Advances and Security Agreement) from time to time prior to, on or after the date hereof; (ii) all investment property, general intangibles, accounts, agreements, certificates, instruments and other documents evidencing or constituting a part of any of the foregoing; (iii) such additional assets as Gold Bank may specify in writing to the Bank, and which is accepted by the Bank as additional Collateral from time to time after the date hereof; and (iv) any and all replacements and proceeds of any of the foregoing. Gold Bank authorizes the Bank to file financing statements under the Uniform Commercial Code of any applicable jurisdiction necessary or appropriate to perfect the Bank's security interest in the New Collateral. The Bank acknowledges and agrees that the First Mortgage Collateral (as defined in the Advances and Security Agreement) and the Other Mortgage Collateral (as defined in the Advances and Security Agreement) are not currently required as Collateral in order to meet the collateral maintenance requirements under the Advances and Security Agreement. Therefore, the Bank hereby releases and discharges its current security interest in the First Mortgage Collateral, the Other Mortgage Collateral and any and all proceeds thereof.

           4. Consent to Merger; Releases Under Joinder Agreement. In consideration of Gold Bank's agreements hereunder, the Bank hereby consents to the Merger for purposes of the Advances and Security Agreement. In addition, the Bank hereby releases and discharges (a) Gold Bank and Gold Bank Affiliate (as the successors of Gold Bank–FL and Gold Bank–FL Affiliate, respectively) from their respective representations, warranties and covenants under the Joinder Agreement and (b) the Bank's current security interest in the Affiliate Collateral (as defined in the Joinder Agreement), the Ownership and Servicing Rights (as defined in the Joinder Agreement) and any and all proceeds thereof.

           5. Counterpart Execution. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of Bank and FHLB Atlanta Agreement.doc which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

           6. Governing Law; Jurisdiction. This Agreement shall be governed in the same manner as provided in Section 5.05 and Section 5.08 of the Advances and Security Agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized respective officers as of the date first written above.

GOLD BANK

By /s/ Rick J. Tremblay
Name: Richard J. Tremblay
Title: Secretary and Executive Vice President

By: /s/ Deborah Hodes
Name: Deborah Hodes
Title: Asst. Secretary

FEDERAL HOME LOAN BANK OF
ATLANTA

By: /s/ Charles I. Abbitt
Name: Charles I. Abbitt
Title: Senior Vice President

By: /s/ Christy R. Cleare
Name: Christy R. Cleare
Title: Vice President

EXHIBIT "A"

(List of Advances)

Account No.	Amount	Advance Type	Interest Rate	Start Date	Maturity Date
33696	$10,000,000	CNV	5.88%	8/16/2000	8/16/2010
33696	$30,000,000	CNV	4.75%	5/1/2001	5/2/2011
33696	$30,000,000	CNV	5.40%	5/16/2001	5/16/2011